UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2007

Digital Lifestyles Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27828	13-3779546
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1872 West Avenue, Suite 102, Crossville, Tennessee		38555
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(931) 707-9601

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on Form 8-K filed with the SEC on April 26, 2007, Digital Lifestyles Group, Inc., or the Company, entered into a letter agreement with Laurus Master Fund, Ltd. ("Agreement"), or Laurus, the Company's secured creditor. Under the terms of the Agreement, the Company has agreed to make payment of $200,000 in cash and issue a warrant to purchase one million shares of the Company’s common stock at $0.40 in consideration for the extinguishment of the balance of the $2.1 million in outstanding debt. The Company agreed to pay $50,000 in cash immediately, and had until August 1, 2007 to pay the remaining $150,000 cash obligation. The Company has also agreed to amend the exercise price of a previously issued warrant to Laurus from $0.44 to $0.40.

On June 26, 2007, the Company and Laurus agreed to amend the payment terms of the Agreement by allowing the Company to pay immediately $50,000 of the remaining balance and extending the time due for the remaining $100,000 owed until September 14, 2007. On June 27, 2007, the Company made the $50,000 payment to Laurus.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Lifestyles Group Inc.

July 9, 2007	By:	/s/ L.E. Smith

Name: L.E. Smith
Title: Chairman and C.E.O.